UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 1, 2015

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Riverneck Road, Chelmsford, Massachusetts 01824
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Mercury Systems, Inc. (the “Company”) elected Mark S. Newman as a director effective June 1, 2015. Mr. Newman was elected as a Class III Director serving a term ending at the Company’s 2015 Annual Meeting of Shareholders, and he is expected to stand for re-election at the 2015 Annual Meeting. Mr. Newman was also appointed to the Audit Committee of the Board of Directors.

Mr. Newman was granted a restricted stock award upon his election pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board. These awards consist of shares of restricted stock with a value equal to three times the annual $55,000 cash retainer for non-employee directors divided by the average closing price of the Company’s common stock during the 30 calendar days prior to the date of grant. These awards vest as to 50% of the covered shares on each of the first two anniversaries of the date of grant.

Item 7.01     Regulation FD Disclosure.

The Company issued a press release on June 1, 2015, announcing the election of Mr. Newman as a director. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Mercury Systems, Inc. on June 1, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2015                    MERCURY SYSTEMS, INC.

By: __/s/ Gerald M. Haines II_______________
Gerald M. Haines II
Executive Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description
99.1         Press Release issued by Mercury Systems, Inc. on June 1, 2015.